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NEXTGEN HEALTHCARE, INC.

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NextGen Healthcare Issues Statement Regarding Sheldon Razin’s Attempt to Control the NextGen Healthcare Board of Directors

ATLANTA—August 20, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today issued the following statement in response to Sheldon Razin’s recently announced attempt to elect a majority of the Board of Directors at NextGen Healthcare’s 2021 Annual Meeting of Shareholders currently scheduled to be held on October 13, 2021:

Sheldon “Shelly” Razin is the Company’s founder and long-tenured director, having been on the Board for 47 years. Over the past several years, we have been focused on evolving our board to include more diverse perspective and experiences along with modern healthcare and technology expertise.

The Board will consider Shelly’s nominations. In the meantime, shareholders are urged to refrain from taking any action at this time.

The Board’s focus remains on serving the best interests of all NextGen Healthcare shareholders while our management team focuses on meeting the needs of our clients.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Not a Proxy Solicitation; Certain Information Concerning the Participants

This communication is not a solicitation of proxies from any security holder of NextGen Healthcare.  NextGen Healthcare intends to file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”), together with the associated WHITE proxy card, in connection with the solicitation of proxies for NextGen Healthcare’s 2021 Annual Meeting of Shareholders (the “Preliminary Proxy Statement”). WE URGE SHAREHOLDERS TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENTS) WHEN AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT NEXTGEN HEALTHCARE WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  NextGen Healthcare, certain of its directors and executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of NextGen Healthcare’s directors and executive officers and their respective interests in NextGen Healthcare by security holdings or otherwise will be set forth in the Preliminary

Proxy Statement. To the extent holdings of such participants in NextGen Healthcare’s securities are not reported, or have changed since the amounts to be described, in the Preliminary Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of NextGen Healthcare’s Board of Directors for election at the 2021 Annual Meeting will be included in the Preliminary Proxy Statement.

Shareholders will be able to obtain, free of charge, copies of the applicable proxy statement, any amendments or supplements thereto and any other documents when filed by NextGen Healthcare with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at NextGen Healthcare’s website (https://investor.nextgen.com), by emailing NXGNproxy@mackenziepartners.com or by calling MacKenzie Partners at (800) 322-2885.

Forward Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; a determination by the jury that the Company has liability in litigation advanced by a former director and shareholder; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; the impact of any proxy contest at the 2021 Annual Meeting of Shareholders; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts
Tami Stegmaier
(949) 237-6083
tstegmaier@nextgen.com

Barrett Golden / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investor Contacts
Matthew Scalo
(415) 370-9202
mscalo@nextgen.com

Laurie Connell

lconnell@mackenziepartners.com

(212) 378-7071

Daniel Burch

dburch@mackenziepartners.com

(212) 929-5748

The following communication was distributed by the Company to its employees on August 20, 2021

Team,

You may have seen some recent news about NextGen Healthcare’s Board of Directors. We want to first make clear that this is a Board level matter – it does not impact how we operate and serve our clients. As our most recent quarterly results show, our performance is strong and our opportunities are great. Indeed, there are numerous reasons to be confident in NextGen Healthcare and where we are headed.

With that said, this news flow may continue, and we want to put things into context. As you may know, Sheldon (“Shelly”) Razin is the Company’s founder and long-tenured director, having been on the Board for 47 years. He has nominated 6 candidates to stand for election to NextGen Healthcare’s Board of Directors at the Company’s 2021 Annual Meeting of Shareholders, including himself and one other current director. The composition of the NextGen Healthcare Board is taken seriously. We have been working to evolve our Board to include more diverse perspectives and experiences along with modern healthcare and technology expertise.  The Board will consider Shelly’s nominees and will respond appropriately, taking into account the interests of all of our shareholders as well as other stakeholders.

We want to reiterate that it is business as usual at NextGen Healthcare. We are counting on you to stay focused on what counts – supporting our clients and each other.

Our company has grown to become a leading provider of innovative ambulatory-focused technology solutions because we have the highest-quality solution offerings in ambulatory healthcare, best-in-class service and satisfaction levels, and an exceptionally engaged team of executives and employees. Let’s keep up this great momentum.

As always, thank you for your hard work and continued dedication to NextGen Healthcare and those we serve.

Sincerely,

NextGen Healthcare Executive Leadership Committee (ELC)
Jamie Arnold
Donna Greene
David Metcalfe
Sri Velamoor